EXHIBIT 99.1

Vanguard Health Systems, Inc. Announces Offering of Senior Subordinated Notes and Senior Discount Notes

NASHVILLE, Tennessee (September 7, 2004) – Vanguard Health Systems, Inc. (the “Company” or “Vanguard”) today announced that its subsidiaries, Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc., intend to offer through a private placement, subject to market and other conditions, $560 million aggregate principal amount of Senior Subordinated Notes due 2014 and its subsidiaries, Vanguard Health Holding Company I, LLC and Vanguard Holding Company I, Inc., intend to offer through a private placement, subject to market and other conditions, for gross proceeds of approximately $140 million, Senior Discount Notes due 2015. The issuers' obligations under the Senior Subordinated Notes will be fully and unconditionally guaranteed on a senior subordinated basis by the Company and certain of the Company's subsidiaries. The issuers' obligations under the Senior Discount Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company.

Concurrently with the closing of such offerings, the Company intends to complete its acquisition by the investor group led by The Blackstone Group, as previously announced, and enter into a new $1,050 million senior secured credit facility. The proceeds of this offering, together with the equity contribution to be made by the investor group in the acquisition and initial borrowings under the new senior secured credit facility, will be used to fund the acquisition of the Company, repurchase the Company's existing 9¾% Senior Subordinated Notes due 2011 and pay related tender premiums and consent fees pursuant to the tender offer and consent solicitation which commenced on July 27, 2004, repay all existing indebtedness under the Company's existing senior secured credit facilities, and pay other fees and expenses related to these transactions. The closing of this offering is expected to occur in September 2004 and is conditioned on the completion of the acquisition and the other financing transactions described above.

The Senior Subordinated Notes and the Senior Discount Notes have not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

About Vanguard Health Systems
Vanguard Health Systems, Inc. owns and operates 16 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California; and San Antonio, Texas.  The Company’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives, including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected and could affect the Company’s ability to successfully complete the private placement of the Senior Subordinated Notes and the Senior Discount Notes.  These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement the Company’s business strategies; the Company’s ability to successfully integrate the Company’s recent and any future acquisitions; the highly competitive nature of the health care industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and the Company’s ability to negotiate acceptable terms with these third party payers; the Company’s ability to attract and retain qualified management and health care professionals, including physicians and nurses; potential federal or state reform of health care; future governmental investigations; costs associated with newly enacted HIPAA regulations and other management information systems integrations; the availability of capital to fund the Company’s corporate growth strategy; potential lawsuits or other claims asserted against the Company; the Company’s ability to maintain or increase membership and control costs of its managed health care plans; changes in general economic conditions; the Company’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co−pay and deductible portions of insured accounts; the impact of changes to the Company’s charity care and self−pay discounting policies; increased cost of professional and general liability insurance and increases in the quantity and severity of professional liability claims; the Company’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; the Company’s failure to comply, or allegations of its failure to comply, with applicable laws and regulations; the geographic concentration of the Company’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services; potential substantial liabilities arising from unfavorable retrospective reviews by governmental or other payers of the medical necessity of medical procedures performed at the Company’s hospitals; lost future revenues from payer contract terminations resulting from their unfavorable retrospective reviews of the medical necessity of medical procedures performed at the Company’s hospitals; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations or financial condition.  The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:      Vanguard Health Systems, Inc.
                        Aaron Broad, Director Investor Relations
                        (615) 665-6131
                        Suzanne Towry, Director Marketing and Communications
                        (615) 665-6016
                        or
                        Tess Coody
                        Guerra DeBerry Coody
                        (210) 884-8060